WESTAR FINANCIAL SERVICES INCORPORATED
                         SUBSIDIARIES OF THE REGISTRANT

The following table indicates the name, jurisdiction of incorporation and basis of ownership of each of Westar Financial Services Incorporated's ("WFSI") subsidiaries:

                                                                  Percentage
                                                                   of Voting
                                                State of          Securities
    Name of Subsidiary                        Organization           Owned
- --------------------------------------------  ------------    ------------------
Westar Auto Holding Company, Inc. ("WestAH")   Washington            100%

Westar Auto Finance, L.L.C. ("WestAF")         Washington         99% by WFSI
                                                                   1% by WestAH

Westar Lease Origination Trust                 Washington     Beneficially owned
                                                               100% by WestAF